EXECUTION VERSION

Exhibit 1.1

DISTRIBUTION AGREEMENT

by and among

SolarCity Corporation

and

Incapital LLC

March 9, 2015

Background

On the terms and conditions contained in this Distribution Agreement (the “Agreement”), SolarCity Corporation, a Delaware corporation (the “Company”), proposes to issue and sell up to $100,000,0001 aggregate principal amount (the “Maximum Amount”) of its SolarCity Corporation Solar Bonds due at various maturity dates and on other terms and conditions (the “Solar Bonds”) to be issued pursuant to the provisions of an Indenture dated as of October 15, 2014, as supplemented from time to time, between the Company and U.S. Bank National Association, as Trustee (the “Indenture”).

The Company currently offers and sells its Solar Bonds through a web-based, online “platform” through which Company information, including as related to the Solar Bonds, is made available to purchasers of Solar Bonds (the “Platform”). Pursuant to this Agreement, Incapital LLC, a limited liability company that is registered as a broker-dealer (“Incapital” or “you” or “your”or the “Agent”),  desires to solicit offers to purchase the Solar Bonds from other broker-dealers and other financial intermediaries (“Selected Dealers”), through Incapital’s web-based portal at http://www.incapnet.com (the “Incapital Portal”).  The Selected Dealers may place orders to buy the Solar Bonds, through the Incapital Portal, for their own account and/or for the account of their clients.

Pursuant to this Agreement, the Company may from time to time offer various series of Solar Bonds through the Platform, and, in connection therewith, will make available on the Platform various disclosure documents related to each offering of a particular series of Solar Bonds.  Incapital, in turn, will be permitted to use the applicable Platform Disclosure Document Package (as defined below) related to the offering of a particular series Solar Bonds, and solicit orders from Selected Dealers to purchase Solar Bonds on the basis of such Platform Disclosure Document Package.  Incapital will aggregate any orders for a particular series of Solar Bonds being offered through the Incapital Portal  by Selected Dealers,  and submit a single order to the Company through the Platform within a specified period of time following the commencement of the offering of a particular series of Solar Bonds. The Company will acknowledge Incapital’s order and, within a specified period of time, either reject or accept such order. Any acceptance by the Company of an order placed by Incapital will be transmitted by an electronic communication to Incapital through the Platform, following which the parties will be bound to consummate the sale of the applicable series of Solar Bonds (subject to the terms and conditions herein being satisfied, including, without limitation, the conditions set forth in Article III).

I.  Appointment of Incapital as Distribution Agent

Subject to the terms and conditions contained in this Agreement, the Company hereby appoints Incapital as an agent of the Company for the purpose of soliciting purchases of Solar Bonds from the Company, and Agent hereby agrees to use its commercially reasonable efforts to solicit offers to purchase Solar Bonds as principal for resale to the Selected Dealers, each of whom will purchase the Solar Bonds as principal, upon terms acceptable to the Company as the

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$100,000,000 represents an indicative amount.  The Company has registered an indeterminate amount of Solar Bonds pursuant to a shelf registration statement on Form S-3 (File No. 333-199321) and issuances pursuant to such shelf registration statement may, in the aggregate, exceed $100,000,000.

Company shall from time to time agree to and in accordance with the terms hereof.  The Company reserves the right to, in its sole discretion, (i) sell Solar Bonds directly on its own behalf (including, without limitation, sales of Solar Bonds made directly by the Company through the Platform that may otherwise be a part of the same series that Incapital has made available to the Selected Dealers pursuant to the terms of this Agreement) and (ii) to enter into underwriting, sales, distribution or any other agreement for the sale of Solar Bonds with other parties. Other than as set forth herein, this Agreement shall in no way restrict the Company’s sales or marketing activities with respect to any series of Solar Bonds, including any series of Solar Bonds being offered by Incapital through the Incapital Platform.

II.  Certain Definitions

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-199321), including a base prospectus included therein,  relating to the Solar Bonds under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act. Such registration statement became effective upon filing with the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The term “Registration Statement”  means the registration statement (and any post-effective amendments thereto, if applicable), as deemed revised at the time of such registration statement’s effectiveness for such offering of a particular series of Solar Bonds (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein pursuant to Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) on or before the Effective Time with respect to any offering of a series of Solar Bonds and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to the Securities Act, to be part of the Registration Statement at the Effective Time.

The Company, in consultation with you, has prepared a prospectus supplement to the base prospectus included in the Registration Statement specifically relating to the Solar Bonds that may be sold pursuant to this Agreement (the “Program Supplement”).  The (i) base prospectus included in the Registration Statement, and (ii) the Program Supplement, as amended or supplemented from time to time relating to offerings of particular series of Solar Bonds pursuant to this Agreement (each such amendment or supplement, a “Pricing Supplement”) in the form in which such documents have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

The “Applicable Time” means the time that the Company submits an Order Confirmation through the Platform, thereby accepting an offer to purchase Solar Bonds made by Incapital pursuant to an Order Notice, and following which the parties shall be obligated to consummate the sale of the applicable series of Solar Bonds (subject to the terms and conditions of this Agreement).

“Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in The City of New York is located are authorized or obligated by law or executive order to be closed.

The “Commencement Date” means the date of the execution of this Agreement by the parties hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act Regulations, relating to the series of Solar Bonds that are sold pursuant to the applicable Order Confirmation that (i) is required to be filed with the Commission by the Company, or (ii) is exempt from filing pursuant to Rule 433 under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Material Adverse Effect” means any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its Subsidiaries, taken as a whole, other than as set forth or contemplated in the applicable Platform Disclosure Document Package.

“Order Confirmation” means the electronic communication by the Company to Incapital of an acceptance of an Order Notice, as described in Section V(c).

“Order Notice” means the electronic communication by Incapital to the Company of an order to purchase Solar Bonds, as described in Section V(b).

The “Platform Disclosure Document Package” means, as of the Applicable Time and each Settlement Date, the Prospectus and any Issuer Free Writing Prospectus, in each case in the form of such documents as filed with the Commission and solely as relating to the applicable series of Solar Bonds that is subject to an Order Confirmation and to be delivered at the applicable Settlement Date.

“Representation Date” has the meaning set forth in Section VII(a).

The “Settlement Date” means the date of settlement for sales of Solar Bonds sold pursuant to an Order Confirmation (which, unless otherwise agreed to by the parties, will occur on the third (3rd) Trading Day following the date on which the Company closes the offering period for the applicable offering of Solar Bonds).

“Trading Day” means any day on which the shares of the Company’s common stock are purchased and sold on NASDAQ (or such other principal market on which such shares may become listed).

III.  Conditions of Agent’s Obligations

Your obligations hereunder, including to consummate the purchase of Solar Bonds on the applicable Settlement Date, are subject to (i) the condition that all representations and warranties and other statements of the Company herein are, on the Commencement Date and on the applicable Settlement Date, true and correct in all material respects; (ii) the condition that the Company shall have performed all of its obligations hereunder in all material respects theretofore to be performed; and (iii) the following additional conditions (it being understood that the conditions set forth in this Article III shall be interpreted to apply solely with respect to the specific sale of the series of Solar Bonds that is to be consummated on the applicable Settlement Date):

(a)The Program Supplement and the applicable Pricing Supplement relating to the series of Solar Bonds to be purchased on the applicable Settlement Date shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; any Issuer Free Writing Prospectus required to be filed by the Company pursuant to Rule 433 under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Program  Supplement and the applicable Pricing Supplement relating to  such series of Solar Bonds to be purchased on the applicable Settlement Date shall have been initiated or threatened by the Commission; and all requests for additional information, solely as related to the applicable Platform Disclosure Document Package for the series of Solar Bonds to be purchased on the applicable Settlement Date, on the part of the Commission, shall have been complied with to your reasonable satisfaction;

(b)Counsel for Incapital shall have furnished to you such written opinion or opinions (a form of each such opinion is attached as Exhibit A hereto), dated as of the Commencement Date and each Representation Date, in form and substance reasonably satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)Counsel for the Company shall have furnished to you their written opinions, dated as of the Commencement Date and each Representation Date, in substantially the form attached as Exhibit B hereto;

(d)You shall have received on the Commencement Date and each Representation Date, from the Company’s outside independent auditor, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Prospectus;

(e)(i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the applicable Pricing Supplement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Supplement, and (ii) since the respective dates as of which information is given in the Pricing Supplement there shall not have been any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its Subsidiaries, other than as set forth or contemplated in the Pricing Supplement, the effect of which, in any such case described in clause (i) or (ii), is in Incapital’s judgment makes it impracticable or inadvisable to proceed with the distribution of the particular series of Solar Bonds being delivered at the applicable Settlement Date on the terms and in the manner contemplated in the applicable Platform Disclosure Document Package;

(f)On or after the Applicable Time, as related solely to the offering of the series of Solar Bonds to be purchased on the applicable Settlement Date, (i) no downgrading shall have occurred in the rating accorded to any debt securities issued directly by the Company, if any, by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)On or after the Applicable Time, as related solely to the offering of the particular series of Solar Bonds to be purchased on the applicable Settlement Date, there shall not have occurred any of the following: (i) no litigation or proceeding shall be pending or, to the Company’s knowledge, threatened, to restrain or enjoin the issuance or delivery of the Solar Bonds, (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (iii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or NASDAQ; (iv) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi) in Incapital’s judgment makes it impracticable or inadvisable to proceed with the distribution of the particular series of Solar Bonds being delivered at the applicable Settlement Date on the terms and in the manner contemplated in the applicable Platform Disclosure Document Package;

(h)If contemplated by the Prospectus for a particular series of Solar Bonds, the Solar Bonds shall be eligible for clearance and settlement through the facilities of DTC; and

(i)You shall have received on the Commencement Date and each Representation Date, the certificates of officers of the Company as set forth in Section VII(a).

IV.  Certain Covenants of the Company

In further consideration of your agreements herein contained, the Company covenants as follows:

(a)To prepare the Program Supplement in a form approved by you and to timely file such prospectus pursuant to Rule 424(b) under the Securities Act; to promptly provide Incapital notice of any material amendment or any material supplement to the Registration Statement; to not file any amendment or supplement to the Program Supplement (other than a Pricing Supplement) without the prior written consent of Incapital (such written consent not to be unreasonably withheld); to provide copies of the Program Supplement and/or Prospectus to the Agent as may be reasonably requested; to file promptly any Issuer Free Writing Prospectus required to be filed by the Company with the Commission pursuant to Rule 433 under the Securities Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Solar Bonds for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)If, following the Applicable Time and prior to the applicable Settlement Date, as related solely to the offering of a series of Solar Bonds then subject to an Order Confirmation, any event shall have occurred as a result of which the applicable Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement such Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish (which shall include by filing on EDGAR and making available on the Platform) without charge to Incapital an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(c)During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’

equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making such reports or information available on its website, the Platform or by electronically filing such information through EDGAR;

(d)If the applicable series of Solar Bonds that are the subject of this Agreement are listed on any stock exchange, to use its reasonable efforts to maintain such listing;

(e) The Company will cooperate with Incapital and use commercially reasonable efforts to permit the Solar Bonds that are the subject of this Agreement to be eligible for clearance, settlement and trading through the facilities of DTC in the United States; and

(f)To use the net proceeds received by it from the sale of the Solar Bonds pursuant to this Agreement in the manner specified in the applicable Pricing Supplement under the caption “Use of Proceeds”.

V.  Procedures Related to Orders of Solar Bonds

(a)The Company may offer to sell one or more series of Solar Bonds pursuant to a Pricing Supplement that supplements the Program Supplement.  The Company agrees that, if it should determine to offer a series of Solar Bonds pursuant to a Pricing Supplement, the Company shall commence such offering by filing a Pricing Supplement with the Commission by no later than 5:30 PM E.T. on Monday (unless the applicable Monday is not a Business Day, in which case the Company shall file such Pricing Supplement on the next Business Day or other time as may be agreed to by the Company and Incapital (each such offering commencement date, the “Offering Commencement Date”).

(b)Following the Offering Commencement Date, Incapital shall be permitted to use the applicable Platform Disclosure Document Package of which the Pricing Supplement forms a part and solicit orders from Selected Dealers to purchase Solar Bonds solely on the basis of such Platform Disclosure Document Package.  Incapital will aggregate any orders by Selected Dealers for a particular series of Solar Bonds being offered through the Incapital Portal, and submit a single order to the Company through the Platform (each, an “Order Notice”) for the purchase of any Solar Bonds of the particular series then being offered.  The Order Notice shall be submitted by Incapital by no later than 4:00 PM E.T. on the first Monday following the Offering Commencement Date (unless such first Monday is not a Business Day, in which case Incapital shall deliver the Order Notice on the next Business Day or other time as may be agreed to by the Company and Incapital).  An Order Notice shall not set forth an aggregate value of Solar Bonds that, when added to the aggregate value of Solar Bonds  previously purchased pursuant to an Order Notice and to be purchased pursuant to pending Order Notices hereunder, results in an aggregate gross sale price of Solar Bonds that exceeds the Maximum Amount. The Order Notice shall be delivered by Incapital electronically through the Platform.

(c)Upon receipt of an Order Notice, the Company shall promptly send to Incapital, through the Platform, an electronic notice of the Company’s receipt of the Order. The Company shall, by no later  than 9:00 AM E.T. on the first Business Day following its receipt of the Order Notice, send to Incapital an electronic notice specifying  either the Company’s acceptance or rejection of the order of Solar Bonds subject to the Order Notice (any such rejection, a “Rejection Notice,” and any such acceptance, an “Acceptance Notice”).  Each Rejection Notice and each Acceptance Notice shall be delivered electronically through the Platform.  The submission of a Rejection Notice by the Company shall not prohibit Incapital from submitting a subsequent Order Notice with respect to the applicable series of Solar Bonds to which the Rejection Notice related to, provided that the Company determines, in its sole discretion, to keep such offering of the applicable series of Solar Bonds open for purchase (or, as applicable, re-open such offering). The settlement of the sale of the Solar Bonds subject to the applicable Acceptance Notice shall be consummated on the applicable Settlement Date. It is expressly acknowledged and agreed that neither the Company nor Incapital will have any obligation whatsoever with respect to any Solar Bonds unless and until Incapital delivers an Order Notice to the Company and the Company accepts such Order Notice pursuant to an Acceptance Notice, and then only upon the terms specified therein and herein.

(d)Incapital proposes to solicit purchases of the Solar Bonds upon the terms and conditions set forth herein, pursuant to the Platform, including all terms of use thereof. For the purpose of such solicitation, Incapital will use only the documents included in the applicable Platform Disclosure Document Package, as then amended or supplemented, which has been most recently made available on EDGAR, and you will solicit purchases only as permitted or contemplated thereby and herein and will solicit purchases of the Solar Bonds only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of any series of Solar Bonds commencing at any time for any period of time or permanently, including, without limitation, because the Company determines that the aggregate size of all orders (including orders placed by Incapital pursuant to an Order Notice) for a particular series of Solar Bonds does not meet a minimum threshold for the sale of such series of Solar Bonds, as determined by the Company in its sole discretion. As soon as practicable, but in any event not later than one Business Day, after receipt by Incapital of notice from the Company (which may be given orally), the Agent will forthwith suspend solicitation of offers to purchase Solar Bonds pursuant to this Agreement and suspend the use of the Platform Disclosure Document Package on the Incapital Portal until such time as the Company has advised Incapital that solicitation may be resumed (and Incapital will immediately notify any other Agent and the Selected Dealers to forthwith suspend solicitation of purchases until such time as Incapital has advised the Selected Dealers that such solicitation may be resumed).

(e)You are authorized to solicit orders for the Solar Bonds only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint sub-agents or to engage the service of any other broker or dealer in connection with the offer or sale of the Solar Bonds without the prior consent of the Company (it being understood that no Selected Dealer shall, for purposes of this sentence, be deemed to be a sub-agent when acting solely in its capacity as contemplated by this Agreement). The Agent agrees not to purchase and sell Solar Bonds for which an order from a client has not been received. The Company shall have the sole right to accept offers to purchase Solar Bonds and may reject any proposed Order as a whole or in part. Unless otherwise agreed between the Company and Incapital, the Company agrees to pay Incapital, as consideration for soliciting the sale of the Solar Bonds pursuant to this Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Solar Bond sold as part of an Acceptance Notice, as set forth in Exhibit C hereto (the “Concession”).

(f)Unless otherwise authorized by the Company, all Solar Bonds shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent (or Selected Dealer) responsible for such sale, and delivered to the purchaser along with a notice of availability (pursuant to Rule 172 of the Securities Act) or a copy of the Platform Disclosure Document Package.

(g)You are aware that other than registering the Solar Bonds under the Securities Act, and complying with any applicable state securities, or “Blue Sky,” laws, no action has been or will be taken by the Company that would permit the offer or sale of the Solar Bonds or possession or distribution of the Prospectus or any other offering material relating to the Solar Bonds in any jurisdiction where action for that purpose is required. Accordingly, you agree that you will only sell Solar Bonds in the United States and will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell or deliver Solar Bonds or have in your possession or distribute the Prospectus or any other offering material relating to the Solar Bonds and you will obtain any consent, approval or permission required by you for the purchase, offer or sale by you of Solar Bonds under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer or sale. The Company shall not have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals or permissions. You further agree that you will take no action that will impose any obligations on the Company. Subject to as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Solar Bonds a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Platform Disclosure Document Package or the documents incorporated by reference or specifically referred to therein in connection with the sale of the Solar Bonds pursuant to this Agreement.

VI.  Representations and Warranties of the Company

The Company represents and warrants to the Agent that as of (i) the Commencement Date, (ii) each Representation Date on which a certificate is required to be delivered pursuant to Section VII(a) and (iii) each applicable Settlement Date:

(a)The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  No order preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Incapital expressly for use therein, it being understood and agreed that the only such information furnished by Incapital consists of the information described as such in Section IX(e) below;

(b)The applicable Platform Disclosure Document Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus  does not conflict with the information contained in the Registration Statement or the applicable Prospectus and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the applicable Platform Disclosure Document Package as of each applicable Applicable Time and each applicable Settlement Date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the applicable Platform Disclosure Document Package in reliance upon and in conformity with information furnished in writing to the Company by Incapital expressly for use therein, it being understood and agreed that the only such information furnished by Incapital consists of the information described as such in Section IX(e) below;

(c)The Company has filed all reports required to be filed by it pursuant to the Exchange Act and the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Incapital expressly for use therein, it being understood and agreed that the only such information furnished by Incapital consists of the information described as such in Section IX(e) below;

(d)The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of each Applicable Time and as of each Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Incapital expressly for use therein, it being understood and agreed that the only such information furnished by Incapital consists of the information described as such in Section IX(e) below;

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Solar Bonds of the particular tranche (which completion the Agent shall promptly communicate to the Company) or until any earlier date that the Company notified or notifies the Agent as described in the next sentence, did not and does not include any information that conflicted or conflicts (within the meaning of Rule 433(c) under the Securities Act) with the information then contained in the Registration Statement and the Prospectus.  If, prior to the completion of the public offer and sale of the Solar Bonds of the particular tranche (which completion the Agent shall promptly communicate to the Company), at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the Agent and (ii) either (1) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission or (2) file a report with the Commission under the Exchange Act that corrects such untrue statement or omission and promptly notify the Agent that such Issuer Free Writing Prospectus shall no longer be used;

(f)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to execute, issue, sell and perform its obligations contemplated by this Agreement, the Indenture and the Solar Bonds and own its properties and conduct its business as described in the Platform Disclosure Document

Package and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as promulgated under the Exchange Act (a “Significant Subsidiary”) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for directors’ qualifying shares and except as otherwise set forth in the applicable Platform Disclosure Document Package, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(g)The Solar Bonds to be issued and sold by the Company to the Agent hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued;

(h)The Solar Bonds have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture between the Company and the Trustee, under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, in each case as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture will conform in all material respects to the descriptions thereof in the Platform Disclosure Document Package;

(i)The issuance and sale of the Solar Bonds and the compliance by the Company with all of the provisions of the Solar Bonds, the Indenture and this Agreement and the execution, delivery and performance of this Agreement, the Solar Bonds and the Indenture have been duly authorized by all necessary corporate action, the performance by the Company of its obligations pursuant hereto will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries,  (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (D) affect the validity of the Solar Bonds or the legal authority of the Company to comply with the Solar Bonds, the Indenture, this

Agreement or any Prospectus Supplement, except in the case of (A), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Solar Bonds by the Company or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for (X) such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained under the Securities Act and the Trust Indenture Act, (Y) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, any self-regulatory organization or NASDAQ in connection with the purchase and distribution of the Solar Bonds by the Agent, or (Z) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement;

(j)(A) Neither the Company nor any of its Significant Subsidiaries is in violation of its (x) Certificate of Incorporation or Bylaws or (y) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiaries or any of its properties, as applicable, and (B) none of the Company, nor any of its Subsidiaries is, or could reasonably be expected to be, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (A)(y) and (B) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(k)The statements set forth in the Platform Disclosure Document Package under the caption “Description of Solar Bonds,”  insofar as its purports to constitute a summary of the terms of the Solar Bonds, under the caption “Material U.S. Federal Income Tax Consequences”, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(l)Other than as set forth in the applicable Platform Disclosure Document Package, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its Subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Solar Bonds and the Indenture or the performance by the Company of the transactions contemplated thereunder or hereunder; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(m)The financial statements (together with the related schedules and notes) included or incorporated by reference in the Registration Statement, the Prospectus and the Platform Disclosure Document Package present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and its consolidated results of operations and cash flows for the periods shown.  Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The consolidated selected financial data included or incorporated by reference in the Prospectus and the Platform Disclosure Document Package present fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement the Prospectus and the Platform Disclosure Document Package. All disclosures included or incorporated by reference in the Registration Statement, the Prospectus and the Platform Disclosure Document Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with the applicable requirements of with Regulation G and Item 10 of Regulation S-K;

(n)Ernst & Young LLP, which has audited the consolidated financial statements of the Company, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(o)Except as disclosed in the applicable Platform Disclosure Document Package, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.  Except as disclosed in the Platform Disclosure Document Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(p)Since the date of the latest audited financial statements included or incorporated by reference in the Platform Disclosure Document Package, except as disclosed in the Platform Disclosure Document Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(q)Except as disclosed in the Platform Disclosure Document Package, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities;

(r)The Company and its Subsidiaries own, possess or can acquire on commercially reasonable terms adequate trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other intellectual property and similar rights (collectively, “Intellectual Property Rights”) necessary to the conduct of the business as now conducted by them. Except as disclosed in the Platform Disclosure Document Package or as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) to the Company’s knowledge, there is no infringement by third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; and (B) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries;

(s)All Tax (as defined herein) returns and reports of the Company or its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such Tax returns to be due and payable and all assessments, fees and other governmental charges upon the Company or its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except, in each case, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, provided that for the purposes of this provision, “Tax” shall mean any tax (including, without limitation, all federal, state and foreign income and franchise taxes), levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

(t)The Company and its Significant Subsidiaries possess, and are in compliance in all material respects with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted by the Company and its Subsidiaries, taken as a whole, and the Company and its Subsidiaries have not have not received any notice of proceedings relating to the revocation or modification of any material Licenses;

(u)None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt

Practices Act of 1977; or (D) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(v)The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(w)None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Solar Bonds hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(x)This Agreement, the Indenture and the Solar Bonds have each been duly authorized, executed and delivered by the Company;

(y)Except as otherwise disclosed in the Prospectus and the Platform Disclosure Document Package, subsequent to the respective dates as of which information is given in the Prospectus or Platform Disclosure Document Package: (i) there has not been any change in the Company’s capital stock or consolidated long term debt, or any change that would result in a Material Adverse Effect, (ii) neither the Company nor any of its subsidiaries has incurred any liability or obligation (direct, indirect or contingent) that is material to the Company and its subsidiaries, considered as a whole, or entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, considered as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock;

(z) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Solar Bonds other than the Registration Statement, the Prospectus or the Platform Disclosure Document Package;

(aa)The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Solar Bonds;

(bb)Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus or the Platform Disclosure Document Package;

(cc)There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus or the Platform Disclosure Document Package; and

(dd)The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

The representations, warranties and covenants of the Company shall survive the execution and delivery of this Agreement, the issuance and sale of the Solar Bonds on the Applicable Settlement Date and the payment of the Solar Bonds. The Company acknowledges that the Agent and, for purposes of the opinions to be delivered to the Agent pursuant to Section VII(b) hereof, counsel for the Company and counsel for the Agent, will rely upon the accuracy and truth of the representations contained in this Agreement and hereby consent to such reliance.

VII.  Representation Dates; Bring-Down Procedures

(a)On the Commencement Date and each time the Company:

(i)amends or supplements the Registration Statement or the Program Prospectus (other than pursuant to a Pricing Supplement, or an amendment or supplement related to an offering of a series of Solar Bonds not subject to this Agreement and for which Incapital is not acting as Agent)  by  means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Program Prospectus;

(ii)files an annual report on Form 10-K under the Exchange Act;

(iii)files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)files a report on Form 8-K containing financial statements  (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act

(each date of filing of one or more of the documents referred to above shall be a “Representation Date”) the Company shall furnish Incapital with a certificate, in the form attached hereto as Exhibit D within seven (7) Trading Days of any

Representation Date. The requirement to provide a certificate under this Section VII(a) shall be waived for any Representation Date occurring at a time at which no Order Notice is pending (including, without limitation, during a period in which the Company has suspended all sales of Solar Bonds that are being offered pursuant to the terms of this Agreement), which waiver shall continue until the earlier to occur of the date Incapital delivers an Order Notice hereunder and the next occurring Representation Date.

(b)Subject to Section VII(a) above, (i) on the Commencement Date, and (ii) within seven (7) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall cause to be furnished to Incapital written opinions of the Company’s counsel referred to in Section III(c); provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish Incapital with a letter (a “Reliance Letter”) to the effect that Incapital may rely on a prior opinion delivered under this Section VII(b) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(c)Subject to Section VII(a) above, (i) on the Commencement Date, and (ii) within seven (7) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, Incapital shall have received from its counsel the opinions referred to in Section III(b); provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish Incapital with a Reliance Letter  to the effect that Incapital may rely on a prior opinion delivered under this Section VII(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(d)Subject to Section VII(a) above, (i) on the Commencement Date, and (ii) within seven (7) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish Incapital the comfort letter referred to in Section III(d) (the first such letter, the “Initial Comfort Letter”), and updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

VIII.  Certain Representations, Warranties and Covenants of the Agent

The Agent represents, warrants and covenants to the Company that:

(a)It has not made and will not make any offer relating to the Solar Bonds that would constitute a free writing prospectus, as defined in Rule 405 under the Securities Act,  without the prior written consent of the Company. Any free writing prospectus prepared by or on behalf of the Agent will only be used by the Agent if it complies in all material respects with the requirement of the Securities Act.

(b)The Agent is a broker-dealer registered under the Exchange Act.

(c)This Agreement has been duly authorized and validly executed and delivered by the Agent.

The Agent shall solicit purchases or, if applicable make offers and sales, of the Solar Bonds only from such persons and in such manner as is contemplated by the Platform Disclosure Document Package. Further, the Agent shall solicit purchases or, if applicable make offers and sales, of the Solar Bonds only on the basis of the applicable Platform Disclosure Document Package, and shall make no modification to such Platform Disclosure Document Package in any way. Such solicitation of purchases, offers, and sales, of the Solar Bonds will be made only by the Agent or affiliates thereof qualified to do so in the jurisdictions in which such solicitations of purchases, offers or sales are made. The Agent has and will comply with the applicable laws and regulations in each jurisdiction in which it solicits, offers, sells or delivers Solar Bonds or distributes any Prospectus or other Platform Disclosure Document Package materials.  Notwithstanding the foregoing, nothing herein shall constitute a representation by an Agent that any Selected Dealer has relied upon advice from the Agent regarding the suitability of any Solar Bonds as an investment for such Selected Dealer or its clients. The Agent will make available to each subsequent purchaser who buys Solar Bonds directly from the Agent or an affiliate of the Agent, in connection with its original placement of the Solar Bonds, a copy of the Platform Disclosure Document Package, as amended and supplemented at the date of such delivery; and will not form contracts for sale with any prospective investor prior to the delivery to such prospective investor of the final Platform Disclosure Document Package.

(d)The Agent will not place advertisements or publish notices, marketing materials or other communications of any kind in any jurisdiction relating to Solar Bonds (including the offering of Solar Bonds), this Agreement or the relationship or arrangement contemplated herein, without the prior written consent of the Company.

(e)The Company is not responsible for any material contained on the Incapital Portal other than the Platform Disclosure Document Package prepared and provided to Incapital by the Company expressly for inclusion on the Incapital Portal.

IX.  Indemnification

(a)The Company will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in Section IX(e) below.

(b)The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in Section IX(e) below; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Solar Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by the Agent bear to the total discounts and commissions received by the Agent, in each case as set forth in the table on the cover page of the Prospectus, or otherwise in the Platform Disclosure Document Package or as agreed to by the parties. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Solar Bonds purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company under this Section IX shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Act and each broker-dealer affiliate of the Agent; and the obligations of the Agent under this Section IX shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, and to each person, if any, who controls the Company within the meaning of the Act.

(e)The Company acknowledges, understands and agrees that the name of the Agent appearing on the front cover of the Program Supplement, the name of the Agent appearing in the Summary section of the Program Supplement, the information under “Selling Group” on page S-7, and the third sentence of the third paragraph under the Section “Plan of Distribution” in the Program Supplement constitute the only information furnished in writing by the Agent for inclusion in the documents referred to in the foregoing indemnity.

X.  Termination; Survival

(a)This Agreement may be terminated at any time by either party hereto upon the giving of five (5) Business Days written notice of such termination to the other party hereto.

(b) In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of any series of Solar Bonds shall have been accepted by the Company but the time of delivery of such series of Solar Bonds by the Company relating thereto shall not yet have occurred, the Company and the Agent shall continue to have the obligations provided herein with respect to such Solar Bonds.

(c)If this Agreement is terminated, Article VIII, Article IX, Article VI and XIII] shall survive; provided that if at the time of termination of this Agreement an offer to purchase a particular series of Solar Bonds has been accepted by the Company but the Settlement Date for such series of Solar Bonds has not occurred, the respective obligations of the parties pursuant to this Agreement shall also survive until time of delivery.

XI.  Notices

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing (which shall include electronic communications delivered through the Platform), and if to you shall be sufficient in all respects if delivered in person or sent by registered mail to you at your address, or by electronic mail to the address designated by you for use with the Platform, and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the Company at SolarCity Corporation, 3055 Clearview Way, San Mateo, California 94402,  marked for the attention of the General Counsel, or by electronic mail to corporatelegal@solarcity.com. All such notices shall be effective on receipt.

XII.  Binding Effect

This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement. Each party also irrevocably waives to the fullest extent permitted by applicable law any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

XIII.  Governing Law

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

XIV.  Miscellaneous

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Facsimile signatures shall be deemed original signatures.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

Solarcity corporation

By:	/s/ Brad Buss
Name: Brad Buss
Title: Chief Financial Officer

Confirmed and accepted

as of the date first above written:

INCAPITAL LLC

By:	/s/ Brian Walker
Name: Brian Walker
Title: Managing Director

Exhibit A

Form of Incapital Counsel Opinion

Exhibit B

Form of Company Counsel Opinion

Exhibit C

Discount

3.5%

Exhibit D

Officer’s Certificate

The undersigned, [___], Chief Executive Officer, and [___], Chief Financial Officer, of SolarCity Corporation, a Delaware corporation (the “Company”), pursuant to Section VII(a) of the Distribution Agreement, dated March 9, 2015 (the “Distribution Agreement”), by and among the Company and Incapital LLC, a limited liability company that is registered as a broker-dealer, do hereby certify on this ___ th day of ____, 2015 that, to our knowledge (capitalized terms shall have the meanings ascribed to them in the Distribution Agreement):

1. The representations and warranties of the Company set forth in the Distribution Agreement are true and correct as of the date hereof; and

2. The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof.

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